HUTCHINSON and
BLOODGOOD LLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

550 N. Brand Blvd., 14th Floor
Glendale, CA 91203
t 818.637.5000 f 818.240.0949
www.hbllp.com

CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A of FAT Brands Inc. of our reports dated May 5, 2017, relating to our audit of the balance sheet of FAT Brands Inc. as of March 21, 2017.

Hutchinson and Bloodgood LLP

Glendale, California
September 25, 2017

HUTCHINSON and
BLOODGOOD LLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

550 N. Brand Blvd., 14th Floor
Glendale, CA 91203
t 818.637.5000 f 818.240.0949
www.hbllp.com

CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A of FAT Brands Inc. of our reports dated May 5, 2017, relating to our audits of the financial statements of Fatburger North America, Inc. for the years ended December 25, 2016 and December 27, 2015, respectively.

Hutchinson and Bloodgood LLP

Glendale, California
September 25, 2017

HUTCHINSON and
BLOODGOOD LLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

550 N. Brand Blvd., 14th Floor
Glendale, CA 91203
t 818.637.5000 f 818.240.0949
www.hbllp.com

CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A of FAT Brands Inc. of our reports dated May 5, 2017, relating to our audits of the consolidated financial statements of Buffalo's Franchise Concepts, Inc. and Subsidiary for the years ended December 25, 2016 and December 27, 2015, respectively.

Hutchinson and Bloodgood LLP

Glendale, California
September 25, 2017